EXHIBIT 10.42

                                   EXHIBIT A

                            REVOLVING PROMISSORY NOTE

$2,100,000                                             Minneapolis, Minnesota

                                                       Dated: November 29, 1995

                                                       Due:  June 30, 1996

For value received on November 29, 1995, the undersigned Innovative Accessories, Inc., an Oklahoma corporation, promises to pay to the order of Lund International Holdings, Inc., a Delaware corporation (hereinafter called the "Lender"), on June 30, 1996, at its main office at 911 Lund Boulevard, Anoka, Minnesota 55303 or at any other place designated at any time in writing by the holder thereof, in lawful money of the United States of America, the principal sum of an amount not to exceed Two Million One Hundred Thousand Dollars ($2,100,000), or so much thereof as is advanced and remains outstanding hereunder on the due date hereof, as shown on Schedule 1 hereto, together with interest (calculated on the basis of actual days elapsed and a 360-day year) on the unpaid principal hereof, from the date hereof until this Note is fully paid at an annual rate equal to eight percent (8%). As used herein, "due date" means the maturity date hereof (whether it be the stated maturity date or such earlier date by reason of acceleration).

Interest shall be payable monthly, on the first day of each month, commencing December 1, 1995, and at maturity. The undersigned may prepay this Note at any time without penalty.

This Note is the Revolving Note referred to in the Loan Agreement dated November 29, 1995, between undersigned and the Lender (the "Loan Agreement").

This Note is secured by a Security Agreement dated November 29, 1995, and is guaranteed by a personal guaranty of James A. Nett dated November 29, 1995.

If interest hereon is not paid when due, or if any other indebtedness of the undersigned to the Lender is not paid when due, or if a garnishment summons or a writ of attachment is issued against or served upon the Lender for the attachment of any property of the undersigned in the Lender's possession or any indebtedness owing to the undersigned, or if there should occur an Event of Default under the Loan Agreement, or if the undersigned shall submit to the Lender any financial statement containing information which shall prove to be incorrect in any respect when made, or if the undersigned shall fail to pay when due any taxes or any indebtedness the undersigned may owe for money borrowed, or if there has been any material change in the ownership or management of the undersigned, or if the holder shall at any time in good faith believe that the prospect of due and punctual payment of the Note is impaired, then, in any such event, the holder hereof may, at its option, declare this Note to be immediately payable, together with all unpaid interest accrued hereon, without notice or demand.

This Note shall also become automatically due and payable (including unpaid interest accrued hereon) without notice or demand should a petition be filed by or against the undersigned under the United States Bankruptcy Code, or if a proceeding is commenced seeking an order for the appointment of a trustee, receiver or similar officer for the undersigned or for the undersigned's property.


The holder hereof may at any time renew this Note or extend its maturity date for any period and release any security for, or any party to, this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor.

The undersigned agrees to pay all costs of collection, including attorneys' fees and legal expenses, in the event this Note is not paid when due whether suit is commenced or not, including costs and expenses in litigation, bankruptcy, or insolvency proceedings. None of the provisions hereof and none of the Lender's rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by the Lender's acceptance of any past due installments or by any indulgence granted by the Lender to the undersigned.

Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned.

This Note shall be governed by the substantive laws of the State of Minnesota, except insofar as the Lender may rely on the laws of the United States to justify the interest rate charged hereunder.

IN WITNESS WHEREOF, Undersigned has caused this Note to be duly executed the day and year first above written.

                                                 INNOVATIVE ACCESSORIES, INC.

                                                 By /s/ James A. Nett
                                                    James A. Nett


The Undersigned, James A. Nett, majority shareholder and President of Undersigned, hereby irrevocably and unconditionally guarantees the prompt payment of the foregoing Note.

                                                 GUARANTOR

                                                 /s/ James A. Nett
                                                 James A. Nett